Exhibit 3.9

LIMITED LIABILITY COMPANY AGREEMENT

OF

GE CAPITAL FUNDING, LLC

This Limited Liability Company Agreement (together with all schedules, this “Agreement”) of GE Capital Funding, LLC, a Delaware limited liability company (the “Company”), dated April 24, 2020, is entered into by the undersigned as the sole member of the Company (the “Initial Member”). Any capitalized term not defined herein have the meaning ascribed on Schedule A.

The Initial Member hereby agrees as follows:

1.	Name.

The name of the limited liability company is GE Capital Funding, LLC.

2.	Principal Business Office.

The principal business office of the Company shall be located at such place as the Board shall, from time to time, determine.

3.	Registered Office.

The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

4.	Registered Agent.

The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

5.	Formation.

a.       The existence of the Company commenced on April 24, 2020, the date its Certificate of Formation was filed with the Secretary of State of the State of Delaware, and shall continue in perpetuity unless the Company is sooner dissolved in accordance with the Act and this Agreement.

b.       Victoria Vron is hereby designated an “authorized person” within the meaning of the Act and has executed, delivered and filed the Certificate of Formation with the Secretary of State of the State of Delaware. Upon filing the Certificate of Formation, her powers as an “authorized person” shall cease, and each Member, Manager and each Officer, individually, shall become the designated “authorized person” and shall continue as the designated “authorized person” within the meaning of the Act. Any Member, Manager or Officer is hereby authorized to execute, deliver and file any certificates (and any amendments and/or restatements thereof) (i) to be filed in the office of the Secretary of State of the State of Delaware, or (ii) necessary for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business.

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6.	Members.

a.       The name, percentage interest and mailing address of the Initial Member as of the date hereof is set forth on Schedule B attached hereto. The percentage interest of each Member shall be the percentage determined by dividing the aggregate amount of such Member’s capital contributions to the Company (including any contributions deemed to be made under Revenue Ruling 99-5, 199-1 C.B. 434) by the aggregate amount of all the Members’ capital contributions to the Company or as otherwise determined by the unanimous consent of the Members and set forth on a form of Register of Members substantially in the form of Schedule B hereto (the “Form of Register of Members”).

b.       Unless otherwise expressly provided in this Agreement, any action to be taken or consented to by the Members hereunder shall require the consent, approval or vote of Members holding at least a majority of the percentage interests in the Company.

7.	Purposes.

The Company was formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act.

8.	Powers.

In furtherance of its purposes, but subject to all of the provisions of this Agreement, the Company shall have the power and is hereby authorized to:

a.       acquire by purchase, lease, contribution of property or otherwise, own, hold, sell, convey, transfer or dispose of any real or personal property which may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;

b.       act as a trustee, executor, nominee, bailee, director, officer, agent or in some other fiduciary capacity for any person or entity and to exercise all of the powers, duties, rights and responsibilities associated therewith;

c.       take any and all actions necessary, convenient or appropriate as trustee, executor, nominee, bailee, director, officer, agent or other fiduciary, including the granting or approval of waivers, consents or amendments of rights or powers relating thereto and the execution of appropriate documents to evidence such waivers, consents or amendments;

d.       operate, purchase, maintain, finance, improve, own, sell, convey, assign, mortgage, lease or demolish or otherwise dispose of any real or personal property which may be necessary, convenient or incidental to the accomplishment of the purposes of the Company;

e.       borrow money and issue evidences of indebtedness in furtherance of any or all of the purposes of the Company, and secure the same by mortgage, pledge or other lien on the assets of the Company;

f.        invest any funds of the Company pending distribution or payment of the same pursuant to the provisions of this Agreement;

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g.       prepay in whole or in part, refinance, recast, increase, modify or extend any indebtedness of the Company and, in connection therewith, execute any extensions, renewals or modifications of any mortgage or security agreement securing such indebtedness;

h.       enter into, perform and carry out contracts of any kind, including, without limitation, contracts with any person or entity affiliated with any Member, necessary to, in connection with, convenient to, or incidental to the accomplishment of the purposes of the Company;

i.       employ or otherwise engage employees, managers, contractors, advisors, attorneys and consultants and pay reasonable compensation for such services;

j.       enter into partnerships, limited liability companies, trusts, associations, corporations or other ventures with other persons or entities in furtherance of the purposes of the Company; and

k.      do such other things and engage in such other activities as may be necessary, convenient or incidental to the conduct of the business of the Company, and have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

9.	Management.

a.       Board of Managers. The business and affairs of the Company shall be managed by or under the direction of a board comprised of one (1) or more Managers (the “Board”) to be elected, designated or appointed by the Members. The authorized number of Managers may be increased or decreased by the Members at any time in their sole and absolute discretion. The initial list of Managers as of the date hereof is set forth on Schedule C hereto. Each Manager elected, designated or appointed by the Members shall hold office until the earliest of (i) his or her successor being elected and qualified, and (ii) his or her death, resignation or removal. Managers need not be Members. Managers may from time to time by majority vote elect a chairperson of the Board (the “Chairperson”).

b.       Powers. The Board shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise.

c.       Meeting of the Board. The Board may hold meetings, both regular and special, within or outside the State of Delaware. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board. Special meetings of the Board may be called on not less than 24 hours’ notice to each Manager by telephone, facsimile, mail, electronic mail, telegram or any other means of communication, provided that the 24 hours’ notice may be waived by the Manager.

d.       Quorum; Acts of the Board. At all meetings of the Board, a majority of the Managers shall constitute a quorum for the transaction of business and, except as otherwise provided in any other provision of this Agreement, the act of a majority of the Managers present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the Managers present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

e.       Actions by Written Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or

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committee, as the case may be, consent thereto in writing, which consent may be evidenced by electronic means, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

f.       Electronic Communications. Members of the Board, or any committee designated by the Board, may participate in meetings of the Board, or any committee, by means of telephone conference or other communications equipment that allows all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting. If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.

g.       Compensation of Managers; Expenses. The Members of the Board shall not receive compensation for services in their capacity as Managers or otherwise; provided, however, that the Board may authorize the Company to reimburse the Managers for reasonable expenses incurred in connection with attendance of meetings of the Board.

h.       Removal of Managers. Unless otherwise restricted by law, any Manager or the entire Board may be removed, with or without cause, by the Members, and, any vacancy caused by any such removal may be filled by action of the Members.

i.        Managers as Agents. To the extent of their powers set forth in this Agreement, the Managers are agents of the Company for the purpose of the Company’s business, and the actions of the Managers taken in accordance with such powers set forth in this Agreement shall bind the Company. However, except as provided in this Agreement, no Manager shall have the authority to bind the Company in his or her individual capacity. Any and all actions of the Board must be taken at a duly authorized meeting of the Board or upon written consent of the Board in accordance with this Agreement.

10.	Duties of Managers.

Except as provided in this Agreement, in exercising their rights and performing their duties under this Agreement, the Managers shall have a fiduciary duty of loyalty and care similar to that of a director of a business corporation organized under the DGCL.

11.	Officers.

a.       Officers; Election; Qualifications; Term of Office; Resignation; Removal; Vacancies. The Board shall have the power to elect officers of the Company (the “Officers”) and may choose such Officers of the Company, and their respective titles, as the Board may from time to time determine in a resolution. The Board may also choose to delegate the power to appoint other Officers and agents of the Company as the Board may from time to time determine. Each such Officer shall hold office until the earliest of (i) his or her successor being elected and qualified, and (ii) his or her death, resignation or removal. Any Officer may resign at any time upon written notice to the Company. The Board may remove any Officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such Officer, if any, with the Company. Any number of offices may be held by the same person. Any vacancy occurring in any office of the Company by death, resignation, removal or otherwise, may be filled by the Board.

b.       Powers and Duties of Officers. The Officers of the Company shall have such powers and duties in the management of the Company as may be prescribed in a resolution adopted by the Board and as generally pertain to their respective offices of a business corporation organized under the DGCL subject

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to the control of the Board. The Board may require any officer, agent or employee to give security for the faithful performance of his or her duties.

c.       Appointing Attorneys and Agents; Voting Securities of Other Entities. Unless otherwise provided by resolution adopted by the Board, the Chairperson of the Board or any Officer may from time to time appoint an attorney or attorneys or agent or agents of the Company, in the name and on behalf of the Company, to cast the votes which the Company may be entitled to cast as the holder of stock or other securities in any corporation or other entity, any of whose stock or other securities may be held by the Company at meetings of the holders of the stock or other securities of such corporation or other entity, or to consent in writing, in the name of the Company as such holder, to any action by such corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consents, and may execute or cause to be executed in the name and on behalf of the Company all such written proxies or other instruments as he or she may deem necessary or proper. Any of the rights set forth in this Section 11(c), which may be delegated to an attorney or agent may also be exercised directly by the Chairperson of the Board or any Officer.

d.       Officers as Agents. The Officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Board not inconsistent with this Agreement or resolution, are agents of the Company for the purpose of the Company’s business, and, the actions of the Officers taken in accordance with such powers shall bind the Company.

e.       Duties of Officers. Except to the extent otherwise provided herein, the Officers of the Company shall have a fiduciary duty of loyalty and care similar to that of officers of business corporations organized under the DGCL.

12.	Limited Liability.

Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and no Member, Manager, or Officer shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, Manager, or Officer of the Company.

13.	Capital Contributions.

No Member is required to make any additional capital contribution to the Company. However, a Member may make additional capital contributions to the Company at any time upon the unanimous written consent of the Members. To the extent that a Member makes an additional capital contribution to the Company, the Company shall revise the Register of Members. The provisions of this Agreement, including this Section 13, are intended solely to benefit the Members and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company and no Member shall have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement.

14.	Distributions.

Distributions shall be made to the Members at the times and in the aggregate amounts determined by the Board. Such distributions shall be allocated among the Members in accordance with their percentage interests. Notwithstanding any provision to the contrary contained in this Agreement,

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the Company shall not be required to make a distribution to any Member on account of its interest in the Company if such distribution would violate the Act or any other applicable law.

15.	Books and Records.

The Company shall keep or cause to be kept complete and accurate books of account and records with respect to the Company’s business. Each Member and its duly authorized representatives shall have the right to examine the Company books, records and documents during normal business hours. The Company’s books of account shall be kept using the method of accounting determined by the Members.

16.	Exculpation and Indemnification.

a.       No Member, Officer, Manager, employee or agent of the Company and no employee, representative, agent or Affiliate of any Member (collectively, the “Covered Persons”) shall be liable to the Company or any other Person who is bound by this Agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s willful misconduct.

b.       To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 16 shall be provided out of and to the extent of Company assets only, and no Member shall have personal liability on account thereof.

c.       To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 16.

d.       A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Members might properly be paid.

e.       To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the

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Company or any other Covered Person. The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of a Covered Person to the Company or its members otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such Covered Person.

f.       The foregoing provisions of this Section 16 shall survive any termination of this Agreement.

17.	Assignments.

A Member may assign in whole or in part its limited liability company interest in the Company without consent of the other Members provided that the transferee may only be admitted to the Company as a Member upon compliance with Section 19 hereof. If such Member assigns all of its limited liability company interest in the Company pursuant to the immediately preceding sentence, such admission shall be deemed effective immediately prior to the transfer, and, immediately following such admission, the transferor Member shall cease to be a member of the Company. Notwithstanding anything in this Agreement to the contrary, any successor to a Member by merger or consolidation shall, without further act, be a Member hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement and the Company shall continue without dissolution.

18.	Resignation.

A Member may resign from the Company with the unanimous written consent of the Members. If a Member is permitted to resign pursuant to this Section 18, an additional Member of the Company may be admitted to the Company upon compliance with Section 19. Such admission shall be deemed effective immediately prior to the resignation, and, immediately following such admission, the resigning Member shall cease to be a member of the Company.

19.	Admission of Additional Members.

One or more additional Members of the Company may be admitted to the Company with the unanimous written consent of the Members, provided that an instrument signifying an agreement to be bound by the terms and conditions of this Agreement is duly executed by such additional Member, which instrument may be a counterpart signature page to this Agreement.

20.	Dissolution.

a.       The Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (i) the unanimous written consent of the Members, (ii) the occurrence of any other event which terminates the continued membership of the last remaining Member in the Company unless the business of the Company is continued in a manner permitted by the Act or (iii) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act.

b.       The bankruptcy (as defined in Sections 18-101(1) and 18-304 of the Act) of a Member shall not cause such Member to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution.

c.       In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner),

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and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

21.	Waiver of Partition; Nature of Interest.

Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, each Member hereby irrevocably waives any right or power that such Member might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company. No Member shall have any interest in any specific assets of the Company, and no Member shall have the status of a creditor with respect to any distribution pursuant to Section 14 hereof. The interest of a Member in the Company is personal property.

22.	Benefits of Agreement; No Third-Party Rights.

None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of any Member. Nothing in this Agreement shall be deemed to create any right in any Person (other than Covered Persons) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person.

23.	Other Business.

Notwithstanding any duty otherwise existing at law or in equity, the Members may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others, and neither the Company nor any other Member shall have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

24.	Tax Treatment.

The Members intend that the Company shall be treated as a disregarded entity so long as the Company has a single Member. The Members agree that the Members and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

25.	Severability of Provisions.

Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

26.	Entire Agreement.

This Agreement constitutes the entire agreement with respect to the subject matter hereof.

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27.	Governing Law.

This Agreement shall be governed by and construed under the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

28.	Amendments.

This Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by all of the Members.

29.	Counterparts and Electronic Signatures.

a.       Unless otherwise provided by applicable law, Members, Officers and agents of the Company may execute documents including, without limitation, proxies, powers of attorney, certificates, agreements, consents and stock powers by electronic means and the Company will be bound by the electronic signatures of its Members and its duly authorized Officers and agents.

b.       This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same Agreement. The Members agree and acknowledge that this Agreement may be executed by electronic means and that a signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same effect as an original.

30.	Notices.

Any notices required to be delivered hereunder shall be in writing and personally delivered, mailed or sent by telecopy, electronic mail, or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt (a) in the case of the Company, to the Company at its address determined by the Board pursuant to Section 2, (b) in the case of a Member, to such Member at its address as listed on the Form of Register of Members and (c) in the case of either of the foregoing, at such other address as may be designated by written notice to the other parties.

31.	Ratification.

All actions taken by the Company, and by the Member, any Manager or any Officer on behalf of the Company, prior to the date hereof are hereby authorized, approved and ratified in all respects.

[signature page follows]

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of the date first set forth above.

INITIAL MEMBER:

GE CAPITAL GLOBAL HOLDINGS, LLC

By:		/s/ Mark Landis
	Name:	Mark Landis
	Title:	Vice President & General Counsel
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SCHEDULE A

Definitions

A.	Definitions

When used in this Agreement, the following terms not otherwise defined herein have the following meanings:

“Act” means the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq., as amended from time to time.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such Person.

“Company” means GE Capital Funding, LLC.

“Control” means the possession, directly or indirectly, or the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise. “Controlling” and “Controlled” shall have correlative meanings. Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, a majority of the ownership interests.

“Covered Persons” has the meaning set forth in Section 16(a) of this Agreement.

“DGCL” means the Delaware General Corporation Law, 8 Del. C. § 1-101, et seq., as amended from time to time.

“Initial Member” has the meaning set forth in the Preamble of this Agreement.

“Managers” means the managers elected to the Board from time to time by the Members. A Manager is hereby designated as a “manager” of the Company within the meaning of Section 18-101(10) of the Act.

“Member” means each Person listed on the Register of Members, and includes any Person admitted as an additional member of the Company or a substitute member of the Company pursuant to the provisions of this Agreement, each in its capacity as a member of the Company.

“Officer” means an officer of the Company as elected by the Board in accordance with Section 11(a) of this Agreement.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint-stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any governmental authority.

“Register of Members” means a register of Members, substantially in the form set forth on Schedule B of this Agreement.